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                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: February 20, 2003


                                 AMERALIA, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-15474


            Utah                                          84-0631765
------------------------------                  -------------------------------
 (State or other jurisdiction                    (IRS Employer Identification
incorporation or organization)                             Number)


                  20971 E. Smoky Hill Rd, Centennial, CO 80015
                  --------------------------------------------
                    (Address of Principal Executive Offices)


                                 (720) 876-2373
          -------------------------------------------------------------
               Registrant's telephone number, including area code:


                                 Not applicable
                               ------------------
                 (Former Address of Principal Executive Offices)







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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On February 20, 2003, AmerAlia, Inc., through its indirect, wholly-owned subsidiary, Natural Soda, Inc. (formerly named "Natural Soda AALA, Inc."), purchased the assets of White River Nahcolite Minerals Ltd. Liability Co. ("WRNM") and certain related contracts held by IMC Chemicals Inc. ("IMC Chemicals") with short-term financing provided by funds associated with The Sentient Group of Grand Cayman. Natural Soda, Inc. is owned by Natural Soda Holdings, Inc. (formerly "Natural Soda, Inc."). AmerAlia owns 100% of the outstanding stock of Natural Soda Holdings, Inc. ("NSHoldings"). WRNM is an indirect, wholly-owned subsidiary of IMC Global, Inc. ("IMC"). IMC Chemicals is a subsidiary of IMC.

         AmerAlia's primary objective is to become the world's largest and lowest cost producer of sodium bicarbonate. We expect to use solution mining to recover sodium bicarbonate primarily for sale to the animal feed, industrial, food and pharmaceutical grade markets. We believe the acquisition of this natural sodium bicarbonate business enables us

              - to secure a huge resource of naturally occurring sodium bicarbonate,
              - to establish a substantial market share and generate sales revenues in an industry dominated by Church & Dwight who manufacture the Arm & Hammer brand products, and
              - to be one of the lowest cost producers of sodium bicarbonate products.

         While there are risks associated with this endeavor, as discussed more fully later in this report, we believe this acquisition has the potential to benefit the shareholders of AmerAlia. We believe this business will benefit:

              -   from being our single business activity, and
              - from our attention to improved efficiencies through increased production leading to economies of scale as well as
              - our seeking improved efficiencies in distribution costs and in the market pricing of our products.

         As this is a business with high fixed costs, we believe the benefit of these activities and our efforts to refinance our acquisition finance with lower cost finance will result in significantly improved profitability and earnings per share.

         While our success in these undertakings cannot be assured, these are our corporate objectives and our reasons for undertaking this acquisition.

Description of the Transaction

         Natural Soda, Inc. ("NSI") acquired all of the assets, subject to all of the liabilities, of WRNM for a total purchase price of $20.6 million. (See "Description of the Assets," below.) At the closing of the transaction, WRNM and IMC assigned all of their interest in the assets (including property, plant, equipment, water rights, accounts receivables, and four federal sodium leases issued by the Bureau of Land Management). NSI assumed WRNM's accounts


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payable. All of the employees formerly working for WRNM (22 persons) accepted employment from NSI. None of the employees are members of a collective bargaining unit.

Description of the Assets

         The principal assets that NSI acquired from WRNM are four federal sodium leases (Federal Sodium Mineral Leases C-0118326, C-37474, C-0118327 and C-0119986) and the 26,500 square foot processing plant located on one of the leases. NSI also acquired federal rights of way, operating permits, water rights, ownership of an existing water reservoir, rights with respect to an additional potential reservoir site, approximately 3,900 tons of inventory, and receivables. In order to transfer the operations of the business at the closing, NSI and NSHoldings have to post reclamation bonds and other financial security with federal and state agencies totaling about $924,500. NSI also assumed WRNM's accounts payables and other liabilities of approximately $1,100,000, as well as equipment and other leases necessary for the business operations.

         The leases and the plant are located about 54 miles north of Rifle, Colorado, and are accessible all year by paved road.

         The Sodium Leases. NSI acquired four sodium leases containing nahcolite, a naturally occurring mineral form of sodium bicarbonate, commonly called baking soda. They are located in the Piceance Creek Basin in northwest Colorado and have been combined into a single operational unit, the "Wolf Ridge Mining Unit", established by the Bureau of Land Management in 1993. The sodium leases cover an area of 8,223 acres or nearly 13 square miles. We believe the leases are the largest and best situated, sodium mineral lease holding in the basin. When combined with the Rock School Lease which has been described in AmerAlia's previous reports, the total lease area will be 9,543 acres and will contain in excess of 5 billion tons of nahcolite, by far the largest holding in the world. Unique to the WRNM leases is the Boies Bed, an approximately eighty feet thick bed of almost pure nahcolite located at an approximate depth of 1,900 feet.

         Each of the four WRNM sodium leases was renewed effective July 1, 2001 for a ten year term with a preferential right to subsequent renewals provided that, at the end of the term, sodium is being produced in paying quantities. Under the unit agreement, production in paying quantities from one lease is sufficient to extend all four WRNM leases. The leases bear a production royalty payable to the federal government of 5% of the gross value of the leased deposits at the point of shipment to the market (the processing plant). Each of these leases contains covenants to protect the in situ oil shale, water, and historical resources. AmerAlia does not believe that these covenants, which have been in place for a significant period of time, will adversely impact NSI's anticipated operations.

         During the last ten years WRNM and its predecessors have been solution mining nahcolite from the Boies Bed from horizontal cavities. Each horizontal cavity may be expected to produce approximately 150,000 to 200,000 tons over time. Horizontal drilling into the Boies Bed has the advantages of being a proven technology and avoids any disturbance of oil shale resources.



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         The Plant. The plant consists of a single building with boilers, centrifuge, and other equipment capable of producing various grades of sodium bicarbonate at greater than 100,000 tons per year. There are also several other buildings associated with the plant which are used for bulk storage (one building of approximately 50 feet in diameter with a storage capacity of 3,000 tons) and three sheds (lube storage shed, fire pump house shed, and hazardous materials shed all of which are very small). The plant, the bulk storage facility, and one of the sheds is of metal construction, and the other two sheds are of wood construction, each on concrete pads.

         Underground cavities constitute a material part of the plant and its operations. Solution mining requires pumping hot water into the nahcolite-bearing rock zone at a depth of approximately 1,900 feet. The nahcolite will dissolve and be pumped to the surface in solution and brought into the plant. The equipment in the plant recrystallizes and then dries the sodium bicarbonate. The dried sodium bicarbonate is then stored for bulk sales or is bagged at the plant in 50 pound or 2000 pound bags. The plant is capable of producing all commercial grades of sodium bicarbonate, from animal feed grade to USP-5, the highest commercial grade.

         The plant's bagging capacity is ample for the foreseeable future. Historically, the plant has shipped approximately 55% of its production as bulk product and the remainder as bagged product.

         There is no rail transportation to the plant. All product that is to be shipped by rail must be transported by truck to a rail loading facility in Rifle, Colorado that is operated by a third party under a contract assigned to NSI. Historically, about 25% of the plant's production has been shipped to its final destination by truck rather than by rail.

         Water Rights. WRNM also transferred all of its water rights to NSI, including the production well used to obtain water for solution mining operations, well water rights (mostly conditional) associated with 13 wells located on the land covered by the federal sodium leases, absolute surface water rights from the White River drainage, a water storage reservoir and rights relating to future expansion of the reservoir, and rights associated with an augmentation plan governing substitution and exchange of water withdrawn from wells located on the sodium leases. AmerAlia believes that these water rights will provide sufficient water capacity to the plant and its operations for the indefinite future.

         Fee Property. WRNM transferred to NSI real property owned in fee simple that is used for the existing water storage reservoir of about 35.8 acres, about 25 miles east of the plant.

         Other Assets. In addition to the federal sodium leases and the assets associated with the plant, NSI acquired approximately 3,900 tons of sodium bicarbonate inventory in storage at the plant site and in a warehouse located in Rifle, Colorado.

         U.S. Filter assigned equipment to NSI that it had fabricated for AmerAlia under the May 1999 Design/Build Contract. This equipment included a centrifuge, six silos, a dryer system, baghouse equipment, air compressors, pumps and pump parts, and is located in storage facilities in Colorado, Illinois, Kentucky, Maryland, Michigan, Mississippi, New York, Oregon,


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Pennsylvania, Utah, Virginia, and Wisconsin. While AmerAlia originally intended to use this equipment in the plant it had contemplated constructing for production from the Rock School lease, AmerAlia believes that this equipment is easily adaptable to its new NSI plant. NSI plans to move the equipment to a central storage facility in western Colorado as soon as possible.

         Marketing. IMC Chemicals, on behalf of WRNM, had entered into a number of marketing contracts with various distributors and users of the sodium bicarbonate products that the plant produces. Of these, the most significant (in tonnage as well as revenue) is an agreement with Bioproducts Incorporated of Fairlawn, Ohio. The term of the contract with Bioproducts ends December 31, 2004. Bioproducts is a subsidiary of Mitsui Corporation of Japan and has distributed sodium bicarbonate to the animal feed market for WRNM for several years. The Bioproducts contract accounts for approximately 46,000 tons of product per year (about one-half of the historical tonnage) and about 40% of WRNM's revenues. Bioproducts had an exclusive arrangement with IMC Chemicals, and NSI was obligated to assume that exclusive arrangement.

         While Bioproducts distributes animal feed grade products for us, the majority of industrial and USP grade products are distributed by an agent, Vitusa Products, Inc. of Berkeley Heights, New Jersey. Together, Bioproducts and Vitusa account for about 75% of production. There is no distribution contract with Vitusa. There are no other significant marketing relationships.

         NSI has put its own marketing arrangements into place and will actively solicit product orders in all markets where it is permitted to do so.

         Other Contractual Arrangements. NSI assumed a number of WRNM's other contractual arrangements. Among these were the following:

              - A Sublease from an IMC affiliate of 55 rail cars leased by that affiliate from a third party for transporting the bulk product from Rifle;
              - Contract providing for use of six airslide railcars used for transporting product from Rifle;
              - Contracts with third parties to provide trucking services from the plant to Rifle;
              -   Contracts with CSXT for the transportation of product by rail;
              - Freight shipping contracts for transportation of product from the plant by truck;
              -   Lease of a piece of heavy equipment used at the plant;
              - Lease covering the warehouse space in Rifle, Colorado used for product storage;
              -   Contract for electric service to the plant; and
              -   Contracts relating to the water rights acquired by NSI.

         In addition, NSI has the right to operate temporarily under certain WRNM and IMC Chemicals contracts that have not yet been assigned to NSI, pending completion of consents and other arrangements to obtain consent to assignment of such contracts. These contracts include:



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              -   Contracts for the supply and delivery of natural gas to the plant from an unaffiliated third party;
              - Contracts with Union Pacific and other railroads for the transportation of product by rail;
              - Lease of two boilers on the plant site which heat the liquor that is injected into the nahcolite cavities; and
              - An additional freight shipping contract for transportation of product from the plant by truck.

         Although each of the contractual relationships described above is material to the operation of the plant and the WRNM business, NSI believes that they are all in good standing and that NSI will be able to obtain assignment or otherwise renegotiate the contracts not yet assigned from WRNM and IMC Chemicals to NSI and to continue working with the other parties to the contracts assumed in the ordinary course of business.


Description of the Short-Term and Anticipated Permanent Financing

         Short-Term Financing. At the time the asset purchase agreement with IMC Global was due for completion, AmerAlia and Sentient Global Resource Fund I, LP and Sentient Global Resource Trust No. 1 of George Town, Grand Cayman, Cayman Islands (the "Sentient entities") had not yet finalized their own agreements with respect to the final structure and commercial arrangements between them in funding and competing this acquisition. Therefore, as an interim measure AmerAlia and the Sentient funds entered into a "Closing Agreement" which provided for temporary short-term funding to be replaced by the permanent funding structure when the final structure and commercial arrangements are resolved.

         Consequently, the Sentient entities loaned $24,000,000 to NSHoldings. NSHoldings used these funds to pay the purchase price to WRNM (approximately $20.6 million) and for other working capital purposes, including payment of deposits to certain vendors to the WRNM business that NSI acquired, a portion of the fee to U.S. Filter for termination of the May 1999 Design/Build Contract, transaction costs, and working capital.

         The two Sentient entities loaned the funds to NSHoldings pursuant a short-term basis. In addition, the Sentient entities took a security interest in 100% of the outstanding shares of NSI capital stock. As a result, NSHoldings must repay the entire amount of the loan on or before March 24, 2003, unless the parties agree to an extension of the payment date. Neither the Sentient entities nor NSHoldings expect NSHoldings to repay the promissory note in cash. The Sentient entities and AmerAlia (through NSHoldings) are completing the negotiations for the permanent financing for the acquisition as set forth below.

         Anticipated Permanent Financing. These negotiations, which are substantially complete between the Sentient entities and AmerAlia, will require:

     -   AmerAlia to invest $7,500,000 in NSHoldings as bridge financing;



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     -   The Sentient entities to invest an additional $2,000,000 in NSHoldings as bridge financing;
     - AmerAlia reaching agreement with certain other creditors for delayed repayment terms on certain AmerAlia indebtedness; and
     - AmerAlia reaching certain agreements with principal shareholders of AmerAlia.

         Description of the Anticipated Debentures. There are certain other standard closing conditions to the completion of the permanent financing (the "financial closing"). When and if AmerAlia and the Sentient entities complete the financial closing, Sentient will cancel the short-term promissory note, Sentient will invest $2,000,000 of additional cash, AmerAlia will invest $7,500,000 of additional cash. Based on the discussions which have not been finalized, NSHoldings expects to issue:

         $15,750,000 in secured Series A Debentures, repayable in two years, plus up to an additional $10,000,000 to be held by the Sentient entities which will convert to Series B2 Debentures upon repayment of the remaining Series A Debentures, in each case with interest at 15% per annum payable quarterly;

         $9,700,000 in Series B1 Debentures bearing interest at 15% which will be convertible into 49% ownership of NSHoldings at the option of the Sentient entities;

         $1,300,000 in Series B2 Debentures bearing interest at 15% (plus an additional $10,000,000 upon conversion of a portion of the Series A Debentures, described above).

         The Series A Debentures will include the $7,500,000 in bridge financing to be contributed by AmerAlia. AmerAlia has not yet negotiated the terms of the bridge financing, but believes that it will be able to obtain the bridge financing from third-party, accredited investors, on commercially reasonable terms. AmerAlia anticipates that the accredited investors' investment in AmerAlia will be in the form of a promissory note and warrants, and that the repayment of the promissory note will be collateralized by the Series A Debentures in the same amount.

         The Series A Debentures will be collateralized by all of the assets of NSI and NSHoldings, as well as by all of the common stock of NSI that is held by NSHoldings. These assets will also collateralize the Series B1 Debentures and the Series B2 Debentures. One of the Sentient entities will act as agent holding the collateral for the benefit of all of the secured debenture holders. Should there be a default, therefore, AmerAlia will risk losing its interest in all of the assets it held previously as well as all of the assets acquired from WRNM.

         The Series B1 Debentures will have a stated interest rate of 15%, but will bear an additional return so that the total investment by the Sentient entities will be able to achieve its targeted investment returns. The parties are considering various financial accounting, tax and business issues in an effort to achieve a suitable structure to achieve this objective but nothing definitive has yet been determined.



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         In addition to the foregoing rights, the Sentient entities will have the option to convert the Series B1 Debentures and the Series B2 Debentures into shares of AmerAlia common stock. This conversion right will generally provide for the issuance of AmerAlia common stock in exchange for the debentures (or the underlying NSHoldings common stock if the Sentient entities convert the Series B1 Debentures) at an exchange price equal to 85% of the market price for the AmerAlia common stock.

         If the financial closing occurs as contemplated above, NSHoldings will issue additional debentures to AmerAlia to reflect AmerAlia's $17,000,000 (approximately) investment in NSHoldings to date. These additional debentures are expected to include about $12,000,000 of Series C Debentures paying interest at 15% per annum, and the balance of AmerAlia's investment will be represented by junior NSHoldings debentures or NSHoldings preferred stock. AmerAlia will pledge substantially all of the Series C Debentures to collateralize its existing obligations to the Jacqueline Badger Mars Trust ("Mars Trust") (which has guaranteed a loan in the approximate amount of $9.92 million from the Bank of America) and to an unrelated individual and partnership which have loaned AmerAlia approximately $1.9 million. To the extent the interest that accrues on the Series C Debentures exceeds the interest payable on the obligations, both the Mars Trust and the unrelated individual will accrue a fee. Consequently, AmerAlia will have no economic advantage from owning and pledging the Series C Debentures unless AmerAlia is able to repay the Bank of America and/or the other loans from other capital sources.

         NSHoldings's Anticipated Use of Proceeds. Upon the financial closing, NSHoldings will loan AmerAlia $2.5 million to permit AmerAlia to pay certain pre-existing obligations and to provide AmerAlia with working capital. Although the complete terms of this arrangement have not yet been negotiated, AmerAlia expects that this loan will not require any payments until March 2005.

         In addition, NSHoldings will use the funds provided at the financial closing to pay the remaining portion of the transaction costs and to provide funds for the operation, maintenance, and improvement of the WRNM assets.

         As discussed above, the financial closing and the permanent financing will be dependent on (among other things) AmerAlia's ability to raise its share of the bridge financing. Although AmerAlia has had positive discussions for that financing, there can be no assurance that it will be able to acquire the necessary investment.

         Finder's Fee Obligation. In connection with the financing provided by the Sentient entities, AmerAlia, through NSHoldings, has agreed to pay McFarland Dewey Securities Co., New York, New York, a total of $1,000,000 plus reimbursement of expenses of approximately $11,000. If the financial closing has not occurred on or before the close of business on Monday, April 10, 2003, AmerAlia agreed to issue McFarland Dewey 503,979 shares of its restricted common stock in addition to the payment obligation.




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Refinancing Obligation

         As is apparent from the foregoing, NSHoldings will be obligated to repay or refinance at least the Series A Debentures within two years. In addition to that financing, NSHoldings may desire to refinance other aspects of its permanent. Although neither NSHoldings nor AmerAlia have any commitments for such financing, they will begin their search for this financing after completion of the financial closing.

Anticipated Management and Operations of NSI and NSHoldings

         Management Personnel. Management of NSI and NSHoldings currently consists of Bill H. Gunn as president and Robert C.J. van Mourik as vice president, secretary, and treasurer. Until March 5, 2003, they also constituted the board of directors of NSI and NSHoldings. Mr. Gunn is also president and a director of AmerAlia, and Mr. van Mourik is Executive vice president, chief financial officer, and a director of AmerAlia. While the Closing Agreement and the Securityholders' Agreement (discussed below) anticipate expanding the board of directors and management, this has not yet been completed.


         Closing Agreement Restrictions. The closing agreement contemplates that all funds to be disbursed will be approved by the Sentient entities until the financial closing.

         Securityholder Agreement. At this time, a proposed securityholder agreement is in draft form, and negotiations with respect to this agreement are continuing. The parties anticipate that when the financial closing occurs NSI and NSHoldings will become subject to a securityholder agreement by which AmerAlia and the Sentient entities, as the sole security holders of NSHoldings, have set forth certain parameters by which NSHoldings and NSI will be managed. The securityholder agreement is expected to provide, among other things:

              - Limitations on AmerAlia's and the Sentient entities' right to transfer NSHoldings common stock or debentures, including tag-along rights (so that if one party desires to sell to a third party, the other party has a right to sell to that third party on the same terms) and bring-along rights (so that if Sentient desires to sell its interest to a third party, it can require AmerAlia to do so on the same terms);
              - Agreements as to the members of the board of directors of NSHoldings and NSI, and as to the management of those two companies;
              -   Requirements with respect to budget approvals;
              - Requirement for a two-thirds director approval of certain significant corporate actions (such as mergers, reorganizations, borrowings, significant asset transactions, and other actions outside of the ordinary course of business);
              - AmerAlia's obligation to indemnify NSHoldings for certain of AmerAlia's pre-existing obligations; and
              - The agreement of the Sentient entities to forebear for a limited time in declaring a default under the debentures it holds in the event of non-payment unless other holders also declare a default, together with the Sentient entities' agreement to



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                  waive certain payment obligations for the benefit of the other holders of Series A Debentures.

         The securityholder agreement is not yet complete or effective, and therefore cannot be filed as an exhibit.

         Management Agreement. At the financial closing, the Sentient entities and AmerAlia have agreed that AmerAlia will enter into a management agreement with NSHoldings and NSI by which AmerAlia will provide supervisory management services. As with the Securityholder Agreement, this agreement has not yet been completed. The parties anticipate that NSHoldings will pay AmerAlia a fixed fee per year for these services while retaining broad offset rights for various matters, including AmerAlia's indemnification obligation in the Securityholder Agreement as described above.

Intention to Seek AmerAlia Shareholder Approval

         For a number of reasons and although not specifically required by Utah corporate law, AmerAlia intends to seek shareholder approval of the various transactions described above and to be accomplished at the financial closing. AmerAlia expects to hold this meeting not later than February 2004 and to ask its shareholders to approve:

              -   pledging as collateral substantially all of the assets of
                  AmerAlia's subsidiary NSHoldings and its subsidiary, NSI;
              -   pledging as collateral the Series A Debentures and the Series
                  C Debentures that AmerAlia will acquire from NSHoldings;
              -   agreeing to issue AmerAlia common stock in exchange for the
                  Series B1 Debentures, the Series B2 Debentures, and the
                  NSHoldings common stock if required to do so under the securityholder agreement;
              - approving the bring-along rights described above under "Securityholder Agreement"; and
              - other aspects of the asset acquisition transaction and the financing transaction.

         It is also a condition of the financial closing that the Sentient entities be satisfied that AmerAlia's directors and its principal shareholder have agreed to vote for the transactions when presented for shareholder approval. Although the agreements have not been concluded yet, AmerAlia expects to obtain an agreement from the persons who are currently on the AmerAlia board of directors (who own about 3.4% of the outstanding AmerAlia common stock) that they will vote for the transaction; AmerAlia also expects to obtain the agreement from AmerAlia's principal shareholder, the Mars Trust (which owns about 53% of the outstanding common stock) that it will vote its shares as directed by the AmerAlia board of directors. Thus, the Sentient entities expect that more than a majority of the shareholders will have approved the transactions in advance. If, however, the AmerAlia shareholders do not approve the transactions when presented, it is likely that this will be an event of default under the Series B1 and B2 Debentures if they have been issued, thereby entitling the holders of those Debentures to foreclose on the collateral it will then hold.



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Related Party Transactions

         Satisfaction of Bonding Requirements. AmerAlia was not able to complete the asset acquisition and will not be able to complete the financial closing without the assistance of its principal shareholder, the Mars Trust. As reported in other filings made by AmerAlia, the Mars Trust has provided support for AmerAlia in the past, including providing a letter of credit to support a $400,000 reclamation bond required for the maintenance of the Rock School Lease.

         In order to complete the transaction, NSI and NSHoldings had to provide bonds or other financial security covering various federal permits, totaling approximately $960,000, including the prior bond for the Rock School lease which was reduced to $35,000 as follows:

         BLM Mineral Lease Bonds - WRNM leases                                  $ 542,000
                                   Rock School Lease                            $  35,000
         Letter of credit re EPA underground injection control permit           $ 231,730
         Letter of credit re DMG mining permit -                                $ 150,750

         Neither AmerAlia nor NSHoldings had or has the financial capability to satisfy the bonding requirements imposed by the government agencies. The Mars Trust, through its banking contacts, agreed to provide bonding support for NSHoldings and NSI subject to NSHoldings agreement to:

              - reimburse the Mars Trust for its expenses in obtaining these bonds (which totaled approximately $24,000);
              - pay the Mars Trust a fee of $75,000 per year to maintain the bonds in place;
              - remove the Mars Trust from liability for the bonds within two years; and
              - pledge a $750,000 Series A Debenture to the Mars Trust to collateralize any indemnification obligation that might arise under the bonds.

         Inasmuch as AmerAlia could not find any other financial support for the bonds, the AmerAlia board of directors and the Sentient entities determined that the terms of the Mars Trust's support agreement were reasonable, and the Mars Trust did in fact supply the support necessary to obtain the bonds required to complete the asset transaction.

         Continuing Guarantee of Bank of America Indebtedness. The Mars Trust arranged a loan for AmerAlia from the Bank of America in 1999. The loan has been renewed on a year-to-year basis and most recently became due on November 30, 2002. Over time, the amount of the loan has increased to more than $9.9 million. Substantially all of the loan proceeds were used for obligations to U.S. Filter under the May 1999 Design/Build Agreement, for other activities in connection with the development of the Rock School Lease, and for other AmerAlia working capital expenses (including the expenses of negotiating for the acquisition of the WRNM assets).

         Even though the note to the Bank of America is currently due and payable, the Bank has continued the loan on a month-to-month basis. The Mars Trust has advanced funds to Natural

Soda to enable AmerAlia to pay the interest on this loan since October 2002. AmerAlia does not have, and does not expect to have the funds necessary to repay the Bank of America in the near future. Consequently, the Mars Trust must either repay the Bank, assume the loan itself, allow the loan to go into default, or continue its guarantee. The Mars Trust has agreed to continue its guarantee provided:

              - AmerAlia pledge Series C Debentures to the Mars Trust in the current amount of the loan (approximately $9.9 million);
              - To the extent that interest accrues on the Series C Debentures, it will first pay interest due to the Bank of America, and all of the remaining interest (estimated to be 10% per annum) will accrue to the Mars Trust as a fee for the continuing guarantee;
              - To the extent that any principal is paid on the Series C Debentures, it will be used to pay the principal amount of the loan to the Bank of America;
              - AmerAlia must pay: (i) at least 20% of the interest due to the Bank of America during calendar year 2003 in cash (an obligation of approximately $100,000); (ii) at least 35% of the interest due to the Bank of America during calendar year 2004; (iii) at least 50% of the interest due to the Bank of America during calendar year 2005; and (iv) 100% of the interest due to the Bank of America thereafter.
              - If AmerAlia is unable to pay interest owed to the Bank of America the Trust is obligated to pay up to 80% during calendar year 2003, up to 65% in calendar year 2004 and up to 50% in calendar year 2005. Thereafter, the Trust will have no obligation to pay interest, although it will still be a guarantor of this obligation.

         In addition, the Mars Trust has agreed to seek the co-operation of the Bank of America to convert the indebtedness into a longer-term loan with interest-only due until maturity. These agreements with the Mars Trust have not yet been finalized.

         Repayment of NSHoldings Indebtedness to the Jacqueline Badger Mars Trust. In May 2002, the Mars Trust loaned NSHoldings $250,000 pursuant to two promissory notes bearing interest at 8% per annum. NSHoldings used a substantial portion of these funds to pay expenses in connection with negotiating the asset transaction with WRNM and the financing transaction with Sentient. In addition, NSHoldings paid a portion of the proceeds to AmerAlia (which owns 100% of NSHoldings common stock) which AmerAlia used to pay its some of its obligations. The Mars Trust also made various short term loans at 8% interest to NSHoldings to enable AmerAlia to meet its interest obligations to the Bank of America. NSHoldings and AmerAlia have agreed to repay the Mars Trust the loans and interest in an amount approximately $586,000 from the funds available at the financial closing to retire these obligations to the Mars Trust.

         Release of Security Interests. To collateralize its obligations under its guarantee to the Bank of America, the $250,000 advanced in May 2002 and the subsequent loans, the Mars Trust claimed a security interest in all of the assets of AmerAlia and NSHoldings. As a condition of the various transactions which led to the completion of the asset transaction on February 20, 2003, and to the financial closing expected to occur before March 24, 2003, the Mars Trust has agreed to release its claim to any security interest in the assets of AmerAlia, NSHoldings, and NSI.

         Repayment of Obligations to Management and the Directors of AmerAlia. Because of AmerAlia's significant working capital shortages that have continued for several years, management of AmerAlia and its directors have from time-to-time accrued compensation and expense reimbursements which have remained unpaid. If the financial closing occurs, AmerAlia expects to be able to bring obligations to each of these persons current, as follows (which amounts have accrued without interest):

                NAME AND POSITION WITH AMERALIA)                  AMOUNT TO BE PAID (AS
                                                                    OF DEC. 31, 2002)
             Bill Gunn (President, CEO, Director)                        $ 146,210
             Robert van Mourik (Executive Vice President,
               CFO, Director                                             $ 191,085
             Neil Summerson, Director                                    $  61,348
             Robert Cameron, Director                                    $  50,117
             Geoffrey Murphy, Director                                   $  52,525
             James Riley, Director                                       $  18,500

         These amounts have included compensation payable to them as well as reimbursement of expenses incurred by them on behalf of AmerAlia.

Risk Factors

         Our future conduct depends on a number of factors beyond our control, so we cannot offer any assurance we will be able to conduct our operations as we contemplate in this report. This report contains various statements using the terms "may", "expects to", and other terms denoting future possibilities. They are forward-looking statements. We cannot guarantee the accuracy of these statements as they are subject to a variety of risks beyond our ability to predict or control. These risks may cause actual results to differ from the projections or estimates contained in this report. It is important that each person reviewing this report understands the risks accompanying the establishment of our proposed operations. There is a number of risk factors associated with the acquisition of assets from WRNM and the financing obtained by AmerAlia which may make this an extremely high risk endeavor for AmerAlia and its shareholders:

         NSHoldings and its operations will be extremely highly leveraged. NSHoldings debt will exceed $34 million, and all of this debt will bear interest at 15% per annum or higher rates as described above. While we shall seek lower cost refinancing, NSHoldings cannot offer any assurance that it will be able to pay its obligations when due.

         NSHoldings assets will all be pledged to collateralize the repayment of its debt obligations. NSHoldings has pledged its entire ownership of NSI to secure the short-term financing obtained to acquire the WRNM assets. When the financial closing occurs, NSI and NSHoldings will be required to pledge all of their assets to secure the additional indebtedness to be incurred. As a result, if any default on the indebtedness occurs, NSHoldings and NSI risk losing all of their assets.

         AmerAlia will retain a significant amount of debt obligations, and its ability to service its debt will depend entirely on the success of NSI's operations. Even after the financial closing, AmerAlia will itself have more than $24 million of debt obligations of which approximately $19.3 million is collateralized by the debentures AmerAlia holds in NSHoldings. These obligations will include debts to the Bank of America (approximately $9.9 million, which debt is and will continue to be guaranteed by the Mars Trust), to an unaffiliated accredited investor and a partnership related to him (approximately $1.9 million), and to NSHoldings ($2.5 million). There is also the note due to U.S. Filter ($1.2 million), although there is a provision in this agreement whereby the obligation can be reduced if we contract with US Filter for qualifying expenditures which can reduce the amount due. The management agreement under which AmerAlia will receive fees from NSHoldings and NSI will be pledged as collateral to U.S. Filter. In addition, to obtain the bridge financing it is required to provide to NSHoldings as a condition of the financial closing, AmerAlia will likely have to borrow up to $7.5 million from accredited investors pursuant to terms being negotiated. In addition, AmerAlia will have more than $1.1 million in other obligations that it must meet or resolve.

         AmerAlia's ability to service this debt obligation will be entirely dependent on payments it will receive from the Series A Debentures (which will be pledged as collateral to the persons providing the bridge capital financing), the Series C Debentures (which will be pledged as collateral to the Mars Trust and the unaffiliated individual and his partnership, the balance of its approximately $17 million investment in NSHoldings which will be in the form of debentures or preferred stock, and from fees received under the management agreement. Because of the significant amount of the obligations burdening AmerAlia, there can be no assurance that AmerAlia will receive sufficient cash flow to meet its financial obligations, even after the financial closing takes place. Under the current proposal for the long term financing, any default by AmerAlia in servicing its obligations will cause a default under the debentures issued by NSHoldings and the possible loss of all collateral for such debentures.

         AmerAlia has never previously operated a business, and is relying on the Board of Directors of NSHoldings and NSI for the conduct of this business. Although the financial projections indicate that Natural Soda's business should be able to return sufficient cash flow and income to become successful and to allow NSHoldings and AmerAlia to service their respective debt obligations, AmerAlia has never previously been engaged in actual business operations. AmerAlia will be relying on the Board of Directors (including two members designated by AmerAlia) and management of NSHoldings and NSI to operate the plant or mine such as that NSI acquired from WRNM. While NSI will continue to employ the existing production management team and while it is engaging the services of additional management experienced in the production and sale of sodium bicarbonate products, there can be no assurance that the operations of NSHoldings or NSI will successfully return cash flow to the Sentient entities and to AmerAlia.

         NSI's operations will be subject to a significant amount of regulatory scrutiny and regulation from federal and state authorities. NSI's mining and processing operations have required permits from several state and federal authorities, including the Environmental Protection Agency, the Bureau of Land Management, and the Colorado Division of Minerals and Geology. When it was operating the plant, WRNM had received notices of violation from the Environmental Protection Agency which it had not resolved at the time that NSI completed its purchase. Should these notices of violation continue, or should the agencies refuse to transfer permits, NSI may be obligated to shut its operations down, which would have a material and adverse effect on NSI, NSHoldings, and AmerAlia.

         The transactions may result in the issuance of a significant number of shares of AmerAlia common stock which would dilute the ownership of the current AmerAlia shareholders. One exit strategy for the Sentient funds is to exchange their interests in the Series B2 Debentures or the Series B1 Debentures (which can be converted into 49% of NSHoldings common stock) for AmerAlia common stock on the basis of an agreed value for shares of AmerAlia common stock at 85% of market. While this exchange cannot occur until March 31, 2005, this could result in the issuance of more than 26 million shares of AmerAlia common stock at their current prices on the basis of certain assumptions. This could substantially increase the number of shares of AmerAlia common stock currently outstanding and could result in a substantial dilution in the interest of the existing AmerAlia shareholders. Furthermore, the existence of the large number of shares potentially issuable may make it more difficult for AmerAlia to raise the financing that it may require in the future unless the performance of NSHoldings and NSI proves to be remarkable successful


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of businesses acquired.

The financial statements of the business acquired will be filed by amendment to this Form 8-K within 60 days as permitted by Instruction (4) to Item 7(a).

         (b) Pro forma financial statements.

The pro forma financial statements of the business acquired will be filed by amendment to this Form 8-K within 60 days as permitted by Instruction (2) to
Item 7(b).

         (c) Exhibits.

1.       *        Asset Purchase Agreement between AmerAlia, Inc., Natural Soda,
                  Inc. (formerly Natural Soda AALA, Inc.), White River Nahcolite
                  Minerals Ltd. Liability Co., and IMC Global, Inc. dated
                  January 9, 2003.

2.       *        Amendment dated February 10, 2003 to the Asset Purchase
                  Agreement (exhibit 1)

3.       +        Closing Agreement dated February 20, 2003, between AmerAlia,
                  Inc., Natural Soda Holdings, Inc. (formerly Natural Soda,
                  Inc.), Sentient Global Resource Fund I, LP and Sentient Global
                  Resource Trust No. 1; Promissory note from Natural

                  Soda Holdings, Inc. (formerly Natural Soda, Inc.) to Sentient Global Resource Fund I, LP and Sentient Global Resource Trust No. 1; and Pledge agreement from Natural Soda Holdings, Inc. (formerly Natural Soda, Inc.) to Sentient Global Resource Fund I, LP and Sentient Global Resource Trust No. 1

* Incorporated by reference from Exhibit #1 to AmerAlia's quarterly report on Form 10-QSB for the quarter ended December 31, 2002.

+        Filed herewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AMERALIA, INC.



March 7, 2003                              By: /s/ Robert van Mourik
                                              ----------------------------------
                                              Robert C.J. van Mourik,
                                              Executive Vice President

                               INDEX TO EXHIBITS

1.       *        Asset Purchase Agreement between AmerAlia, Inc., Natural Soda,
                  Inc. (formerly Natural Soda AALA, Inc.), White River Nahcolite
                  Minerals Ltd. Liability Co., and IMC Global, Inc. dated
                  January 9, 2003.

2.       *        Amendment dated February 10, 2003 to the Asset Purchase
                  Agreement (exhibit 1)

3.       +        Closing Agreement dated February 20, 2003, between AmerAlia,
                  Inc., Natural Soda Holdings, Inc. (formerly Natural Soda,
                  Inc.), Sentient Global Resource Fund I, LP and Sentient Global
                  Resource Trust No. 1; Promissory note from Natural Soda
                  Holdings, Inc. (formerly Natural Soda, Inc.) to Sentient
                  Global Resource Fund I, LP and Sentient Global Resource Trust
                  No. 1; and Pledge agreement from Natural Soda Holdings, Inc.
                  (formerly Natural Soda, Inc.) to Sentient Global Resource Fund
                  I, LP and Sentient Global Resource Trust No. 1

* Incorporated by reference from Exhibit #1 to AmerAlia's quarterly report on Form 10-QSB for the quarter ended December 31, 2002.

+        Filed herewith.